Exhibit 10.2

EXECUTION VERSION

AMENDMENT ONE TO
MASTER REPURCHASE AGREEMENT AND SECURITIES CONTRACT

This Amendment One (this “Amendment”) to the MRSC (defined below), is entered into as of January 29, 2015, by and between Wells Fargo Bank, N.A., as buyer (the “Buyer”), and Stonegate Mortgage Corporation, an Ohio corporation, as seller (the “Seller”).

W I T N E S S E T H:

WHEREAS, Buyer and Seller have entered into the MRSC pursuant to which the Seller agrees to sell certain mortgage loans to the Buyer in exchange for the transfer of funds by the Buyer to the Seller, with a simultaneous agreement by the Buyer to transfer to the Seller such mortgage loans at a date certain or on demand, in exchange for the transfer of funds by the Seller to the Buyer; and

WHEREAS, Buyer has delivered to the Seller the Master Repurchase Agreement and Securities Contract, dated as of January 29, 2015, Version 5.01 (as may be amended, restated, supplemented or otherwise modified from time to time, the “MRSC”), along with the related Addendum thereto, dated as of January 29, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Addendum”); and

WHEREAS, Buyer and Seller wish to amend certain provisions of the MRSC in order to tailor the contract as follows;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

SECTION 1. Amendments.

1. Section 2 of the MRSC is hereby amended by deleting the definitions of “Custodial Agreement,” “Custodian,” “Purchased Assets,” “Requirements of Law,” “Wet-Ink Documents” and “Wet-Ink Mortgage Loan” in their entirety and replacing them as follows:

“Custodial Agreement” means the Custodial and Disbursement Agreement, dated as of January 29, 2015, among Buyer, Seller and Custodian, as the same may be amended from time to time.

“Custodian” means U.S. Bank National Association or such other party agreed to by Buyer and, prior to an Event of Default, Seller.

“Purchased Assets” means the Purchased Mortgage Loans, the Records, and all related Servicing Rights, the Purchased Agency Securities, the Program Agreements (to the extent such Program Agreements and Seller’s right thereunder relate to the Purchased Mortgage Loans or the Purchased Agency

Securities), any Mortgaged Property relating to the Purchased Mortgage Loans or the Purchased Agency Securities, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and FHA Mortgage Insurance Contracts (if any) and VA Loan Guaranty Agreements (if any), Income, all amounts in the Collection Account, all amounts in the Seller’s Clearing Account and the Reserve Account, and any account to which such amount is deposited, Interest Rate Protection Agreements, accounts (including any interest of Seller in escrow accounts) and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges) general intangibles and other assets relating to the Purchased Assets (including, without limitation, any other accounts) or any interest in the Purchased Assets, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and/or Master Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created.

“Requirements of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Wet-Ink Documents” means, with respect to any Wet-Ink Mortgage Loan, the (a) Transaction Request, (b) the Mortgage Loan Schedule, (c) the Master Wet Mortgage Loan Trust Receipt and (d) any other documents required by the Manual.

“Wet-Ink Mortgage Loan” means a Mortgage Loan which Seller is selling to Buyer simultaneously with the origination thereof.

2.    Section 2 of the MRSC is hereby amended by deleting the definitions of “Delivery
Date,” “Shipment Order,” “Transmittal Letter” and “Trust Receipt” in their entirety.

3.    Section 2 of the MRSC is hereby amended by inserting the following new definitions in correct alphabetical order therein:

“Dry Mortgage Loan” means a mortgage loan for which a Master Dry Mortgage Loan Trust Receipt has been issued in accordance with the Custodial Agreement as of the Purchase Date.

“Master Dry Mortgage Loan Trust Receipt” means the trust receipt evidencing the Mortgage Loans that are Dry Mortgage Loans and the related Mortgage Loan File being held by Custodian, in the form attached to the Custodial Agreement, and delivered to Buyer by Custodian in accordance with the terms of the Custodial Agreement.

“Master Trust Receipt” means, with respect to any Transaction as of any date, a (i) Master Dry Mortgage Loan Trust Receipt, or (ii) Master Wet- Ink Mortgage Loan Trust Receipt, as the context may require.

“Master Wet-Ink Mortgage Loan Trust Receipt” means the trust receipt evidencing Mortgage Loans that are Wet-Ink Mortgage Loans being held by Custodian, in the form attached to the Custodial Agreement, and delivered to Buyer by Custodian in accordance with the terms of the Custodial Agreement.

4.    Section 2 of the MRSC is hereby amended by deleting clause (iii) of the definition of “Market Value” in its entirety and replacing it as follows:

(iii) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement for a period in excess of ten (10) Business Days for a servicing-related issue or twenty (20) Business Days if provided under a bailee letter;

5.    Section 3(d) of the MRSC is hereby deleted in its entirety and replaced as follows:

d. With respect to each Wet-Ink Mortgage Loan, by no later than the Wet- Ink Mortgage Loan Document Receipt Date following the applicable Purchase Date, Seller shall deliver or cause the related Authorized Funds Recipient to deliver to the Custodian the remaining documents in the Mortgage File.

6.    Section 9(b) of the MRSC is hereby amended by deleting clause (2) in its entirety and replacing it as follows (solely for convenience, the modified text is italicized):

(2) Required Documents. The following required documents shall have been delivered:

(a) With respect to each Purchased Mortgage Loan which is not a Wet-Ink Mortgage Loan, the Mortgage File has been delivered to the Custodian on or prior to the applicable deadline set forth in the Custodial Agreement;

(b) With respect to each Wet-Ink Mortgage Loan, the Wet-Ink Documents have been delivered to the Custodian on or prior to the applicable deadline set forth in the Custodial Agreement; and

(c) With respect to each Purchased Agency Security, necessary deliveries as specified in the Manual.

7.    Section 9(b)(3) of the MRSC is hereby amended by deleting clause (b) in its entirety and replacing it as follows (solely for convenience, the modified text is italicized):

(b) The related Mortgage Loan Schedule, and the Master Trust Receipt.

8.    Section 10 of the MRSC is hereby amended by deleting clauses (a), (b) and (c) in their entirety and replacing them as follows (solely for convenience, the modified text is italicized):

a. Seller shall reimburse Buyer for any of Buyer’s reasonable out of pocket costs, including due diligence review costs and reasonable attorney’s fees, incurred by Buyer in determining the acceptability to Buyer of any Mortgage Loans or Agency Securities or incurred in connection with entering into, amending or modifying the Program Agreements. Seller shall also pay, or reimburse Buyer if Buyer shall pay, any termination fee, which may be due any Servicer. Seller shall pay the fees and expenses of Buyer’s counsel in connection with the Program Agreements. Legal fees for any subsequent amendments to this Agreement or related documents shall be borne by Seller. Seller shall pay ongoing custodial and bank fees and any other fees and expenses as set forth on the Addendum, and any other ongoing fees and expenses under any other Program Agreements. Any of the foregoing fees shall be invoiced and delivered to the Seller and must be paid by the due date. If there is no due date specified on the invoice, the invoice amount is due within thirty (30) days. Any late payment will accrue interest at the Accounts Receivable Rate.

b. If Buyer determines that, due to the introduction of, any change in, or the compliance by Buyer with the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to Buyer in engaging in the present or any future Transactions, then Seller agrees to pay to Buyer, from time to time, upon demand by Buyer the actual cost of additional amounts as specified by Buyer to compensate Buyer for such increased costs. Buyer shall provide Seller with notice as to any such change or interpretation of law, regulation, guideline or request promptly following Buyer’s receipt of actual knowledge thereof; provided, that the failure to give such notice shall not affect Seller’s obligation to pay Buyer additional amounts in accordance with this Section 10(b).

c. With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction on Seller’s behalf, whether or not such person is listed on the certificate delivered pursuant to Section 9(a)(5) hereof. In each such case, Seller hereby waives the right to dispute Buyer’s record of the terms of any such request or other communication relied upon in accordance with this Section 10(c).

9. Section 12(a) of the MRSC is hereby amended by deleting clauses (2), (3), (5) and (7) in their entirety and replacing them as follows (solely for convenience, the modified text is italicized):

(2) Power and Authority. Seller has all necessary power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations under the Program Agreements, and any electronic transmissions contemplated hereunder, and to consummate the Transactions.

(3) Due Authorization. The execution, delivery and performance of the Program Agreements, and any electronic transmissions contemplated hereunder by Seller have been duly authorized by all necessary action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person other than any that have heretofore been obtained, given or made.

(5) Legal Proceeding. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator affecting any of the Purchased Assets, Seller or any of its Affiliates, pending or to the knowledge of Seller, threatened, which, if decided adversely, would have a Material Adverse Effect.

(7) Financial Statements. The financial statements of Seller, copies of which have been furnished to Buyer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of Seller as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no event or circumstance that would be likely to cause a Material Adverse Effect with respect to Seller. Except as disclosed in such financial statements, Seller is not subject to any contingent liabilities or commitments (including, but not limited to, any potential or current repurchase demands, any potential or current indemnification claims or notice of any actual or potential fines or penalty fees) that, individually or in the aggregate, would cause or be likely to cause a Material Adverse Effect with respect to Seller.

10. Section 13 of the MRSC is hereby amended by deleting clauses (a), (t), (dd), (hh), (ii) and (jj) in their entirety and replacing them as follows (solely for convenience, the modified text is italicized):

a. Litigation. Seller will promptly, and in any event within ten (10) Business Days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened in writing or pending) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than the Individual Claim Threshold or in an aggregate amount greater than the Aggregate Claim Threshold, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. Seller will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

t. True and Correct Information. All information, reports, exhibits, schedules, financial statements (including, without limitation, any schedules) or certificates of Seller, any Affiliate or any of its officers furnished to Buyer hereunder and during Buyer’s diligence of Seller is and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Seller to Buyer pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, in the case of SEC filings, the appropriate SEC accounting regulations.

dd. Regulatory Action. Seller is not currently under investigation and to the Seller’s knowledge, no investigation by any federal, state or local government agency is threatened. Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Seller’s business.

hh. Notification. Seller will notify Buyer (1) in each monthly Officer’s Compliance Certificate, (i) of the total amount of any outstanding repurchase requests, demands or indemnification requests that have not been satisfied, (ii) of its receipt of any repurchase requests, demands or indemnification requests from its secondary market investors, including any Takeout Investors or any Governmental Authority or Agency, since the date of Seller’s immediately preceding Officer’s Compliance Certificate delivered to Buyer, and (iii) of any such repurchase requests, demands or indemnification requests Seller believes it is reasonably likely to receive and (2) immediately of any suspension notices or termination notices it received, or is reasonably likely to receive, from its secondary market investors, including any Takeout Investors, Takeout Broker Dealers or any Governmental Authority or Agency.

ii. Mortgage Loan Schedule. Each Mortgage Loan Schedule is true and correct in all respects. Buyer must be provided with notice of any changes thereto.

jj. [Reserved].

11.    Section 13 of the MRSC is hereby amended by inserting the following new clause
“pp.” at the end thereof:

pp. Most Favored Status. Seller and Buyer each agree that should Seller or any Affiliate thereof enter into a repurchase agreement, warehouse facility, guaranty or similar credit facility (which shall include without limitation a renewal of any such existing facility) with any Person (including, without limitation, Buyer or an Affiliate of Buyer) which by its terms provides more favorable terms with respect to any of the financial covenants or reporting requirements (each, a “More Favorable Agreement”), than the terms of this Agreement or the Addendum, Seller shall promptly provide Buyer with notice of such more favorable terms contained in such More Favorable Agreement (which notice may be provided in Sellers’ next delivery of Schedule 4 to its Officer’s Compliance Certificate). Upon receipt of such notice, Buyer shall have the right to require that this Agreement or the Addendum, as applicable, be deemed amended to include such more favorable terms contained in such More Favorable Agreement (as described in such notice), such that such terms operate in favor of Buyer or an Affiliate of Buyer by providing Seller with confirmation of such deemed amendment; provided, that in the event that such More Favorable Agreement is terminated, upon notice by Seller to Buyer of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated.

12.    Section 14(f)(2) of the MRSC is hereby deleted in its entirety and replaced as follows (solely for convenience, the modified text is italicized):

(2) A breach by any Seller of any other representation, warranty, covenant or any other obligation set forth in this Agreement (and not otherwise specified in Sections 14(f)(1) or 14(f)(3)) or any other failure to perform under this Agreement, if such breach is not cured within five (5) Business

Days (other than a breach of the representations and warranties set forth in Schedule

1, which shall be considered solely for the purpose of determining the Market Value, the existence of a Margin Deficit, the obligation to repurchase such Mortgage Loan and the right of Buyer to sell such Mortgage Loan as set forth in Section 6(e) hereof, unless (1) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, or (2) any such representations and warranties have been determined by Buyer in its good faith discretion to be materially false or misleading on a regular basis, then such breach shall constitute an Event of Default for purposes of this Section 14(f)(2)), unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Buyer in its good faith discretion to be materially false or misleading on a regular basis, or (iii) Buyer, in its good faith discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the condition (financial or otherwise) of such party, its Subsidiaries or Affiliates, or (B) Buyer’s determination to enter into this Agreement or Transactions with such party, then such breach shall constitute an immediate Event of Default and Seller shall have no cure right hereunder.

13.    Section 16(a) of the MRSC is hereby amended by deleting clauses (2), (3), 5(h) and
5(i) in their entirety and replacing them as follows (solely for convenience, the modified text is italicized):

(2) As soon as available and in any event within one hundred twenty (120) days after the end of the Seller’s fiscal year, the audited balance sheets and the related statements of income for the Seller and Guarantor (if elected in the Guaranty Addendum with respect to the Guarantor) as at the end of such fiscal year, with such balance sheets and statements of income being audited if required by Buyer but in any event prepared by a certified public accountant in accordance with GAAP, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall have no “going concern” qualification and shall state that said financial statements fairly present in all material respects the financial condition and results of operations of Seller and Guarantor, if applicable, as at the end of, and for, such fiscal year in accordance with GAAP;

(3) to the extent permitted by Governmental Authority and as soon as available, or otherwise stipulated in this Agreement, copies of relevant portions of all final written Fannie Mae, Freddie Mac, FHA, VA, Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, or (ii) material sanctions proposed, imposed or required, including, without limitation, notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal;

(5)(h) any other event, circumstance or condition that has resulted, or may reasonably be expected to result, in a Material Adverse Effect with respect to Seller or Servicer, including, without limitation, any claims of predatory lending or any early payment default, buy-back, repurchase or similar requests, notices or claims by third party purchasers that would likely or actually require the Seller to repurchase mortgage loans or pay any amounts to such third party purchaser with respect to any sold mortgage loan; and

5(i) (1) in each monthly Officer’s Compliance Certificate (i) the total amount of any outstanding repurchase requests, demands or indemnification requests that have not been satisfied, (ii) Seller receives any repurchase requests, demands or indemnification requests from its secondary market investors, including any Takeout Investors or any Governmental Authority or Agency, since the date of Seller’s immediately preceding Officer’s Compliance Certificate delivered to Buyer, and (iii) any such repurchase requests, demands or indemnification requests Seller believes it is reasonably likely to receive (2) any suspension notices or termination notices Seller received, or is reasonably likely to receive, from its secondary market investors, including any Takeout Investors or any Governmental Authority or Agency.

14.    Section 16(d) of the MRSC is hereby deleted in its entirety and replaced as follows
(solely for convenience, the modified text is italicized):

d. Asset Tape. Within two (2) Business Days following a request from Buyer, Seller shall provide to Buyer, electronically, in a format mutually acceptable to Buyer and Seller, an Asset Tape. Any such request by Buyer may be for on-going or continuing delivery of an Asset Tape, and such request may be terminated by the Buyer at any time in its discretion.

15.    Section 19 of the MRSC is hereby deleted in its entirety and replaced as follows:

19. Custodial Responsibilities

Buyer and Seller shall each comply in all respects with their respective duties and obligations as set forth in and be entitled to their respective rights and benefits under the Custodial Agreement.

16.    Section 32 of the MRSC is hereby deleted in its entirety and replaced as follows
(solely for convenience, the modified text is italicized):

32. Confidentiality

This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Buyer and its Affiliates and shall be held by each Seller and Guarantor in strict confidence and shall not be disclosed to any third party without the written consent of Buyer except for (i) disclosure to Seller’s or Guarantor’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body, (iii) any disclosures or filing required under Securities and Exchange Commission or state securities’ laws; provided that Seller shall, if legally permissible, take reasonable actions to provide Buyer with prior written notice of any such disclosure or filing, or (iv) disclosure to any potential Takeout Investor but only with respect to the following: (1) the current Repurchase Price, (2) whether or not there are any defaults or terminations of the facility known to Seller, or (3) the Repurchase Date. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided, that Seller may not disclose the name of or identifying information with respect to Buyer or an Affiliate or any pricing terms (including, without limitation, the Pricing Rate, and Purchase Price) or other nonpublic business or financial information (including any sublimits and Financial Covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the Buyer.

17.    Exhibit A of the MRSC is hereby deleted in its entirety and replaced with Schedule
1 attached hereto.

SECTION 2. Defined Terms. Any capitalized term used but not defined herein shall have the meaning assigned to such term in the MRSC.

SECTION 3. Single Agreement. This Amendment only relates to the MRSC between the Buyer and Seller. Except as expressly amended above, all of the terms and conditions of the MRSC remain in full force and effect and are hereby reaffirmed.

SECTION 4. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 5. Counterparts. This Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

[signatures appear on the following page]

IN WITNESS WHEREOF, Seller and Buyer have caused their names to be signed to this Amendment to Master Repurchase Agreement and Securities Contract by their respective officers thereunto duly authorized as to the date first above written.

WELLS FARGO BANK, N.A., as Buyer

By:     /s/ Kenneth D. Logan

Name:	Kenneth D. Logan Title: Managing Director

STONEGATE MORTGAGE CORPORATION, as Seller

By: /s/ James Cutillo
Name: James Cutillo
Title: ChiefExecutive Officer

By:-: /s/ John Macke
Name: John Macke
Title: Executive Vice President

IN WITNESS WHEREOF, Seller and Buyer have caused their names to be signed to this Alnendtnent to Master Repurchase Agreement and Securities Contract by their respective officers thereunto duly authorized as to the date first above written.

WELLS FARGO BANK, N.A., as Buyer

By:     _
Nmne: Title:
Kenneth D. Logan
Managing Director

STONEGATE MORTGAGE CORPORATION, as Seller

By: /s/ James Cutillo
Name. James Cutillo
Title: Chief Executive Officer

/s/ John Macke
Name: John Macke
Title: Executive Vice President

SCHEDULE 1

EXHIBIT A
OFFICER’S COMPLIANCE CERTIFICATE

I,    , do hereby certify that I am the [duly elected, qualified and
authorized]    [CFO/TREASURER/FINANCIAL    OFFICER]    of    [Name]    (“Seller”).    This
Certificate is delivered to you in connection with Section 16(b) of the Master Repurchase
Agreement and Securities Contract and Addendum, dated as of
, 201
, each such
document being among Seller, Guarantor and Wells Fargo Bank, N.A. (“Buyer”) (together, as amended from time to time, the “Agreement”). I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, Seller is and has been in compliance with all the terms of the Agreement except as otherwise noted in a schedule attached hereto1 and, without limiting the generality of the foregoing, I certify that:

Litigation, Investigations, Proceedings. Seller has promptly, and in any event within ten (10) Business Days after service of process on any of the following, given to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which, to the Seller’s knowledge, are threatened in writing or pending) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than the Individual Claim Threshold or in an aggregate amount greater than the Aggregate Claim Threshold, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. Seller will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

Financial Covenants. Seller has complied with all the Financial Covenants.

Insurance. Seller has maintained, for Seller and its Subsidiaries, with responsible companies, at its own expense, the Required Insurance Policy, in each case, in a form acceptable to Buyer, with broad coverage on all officers, employees or other persons (if applicable, including, without limitation, employees or other person of the Manager or the General Partner who act on behalf of Seller in handling funds, money, documents or papers relating to the Purchased Assets) (“Seller Employees”) acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Purchased Assets, with respect to any claims made in connection with all or any portion of the Purchased Assets. Any such Required Insurance Policy shall protect and insure the Seller against losses, including forgery, theft,

1 Buyer’s acceptance of this schedule is not, and shall not be construed as, a waiver by Buyer of any of the items identified on the schedule, including items that may be, or with the passage of time may become, an Event of Default. Buyer, in its sole and absolute discretion, will elect whether to provide any such waiver and will do so by a separate writing.

embezzlement, fraud, errors and omissions and negligent acts of such Seller Employees, and such policies also shall protect and insure the Seller against losses in connection with the release or satisfaction of a Purchased Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. The minimum coverage under any such Required Insurance Policy shall be at least equal to the Required Insurance Amount as set forth on the Addendum. Seller has named Buyer as a loss payee under any applicable Fidelity Insurance Policy and as a direct loss payee with right of action under any applicable Errors and Omissions Insurance Policy or Professional Liability Insurance Policy.

Financial Statements. The financial statements and schedules attached hereto fairly present in all material respects the financial condition and results of operations of Seller and Guarantor, if applicable, in accordance with GAAP, consistently applied, as of the date(s) thereof.

Documentation. Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Purchased Mortgage Loan.

Compliance. Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Program Agreements to be observed, performed and satisfied by it. If a covenant or other agreement or condition has not been complied with, Seller shall describe such lack of compliance and provide the date of any related waiver thereof.

Regulatory Action. Seller is not currently under investigation and, to the Seller’s knowledge, no investigation by any federal, state or local government agency is threatened. Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Seller’s business. If so, Seller shall describe the situation in reasonable detail and describe the action that Seller has taken or proposes to take in connection therewith.

No Default. No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action Seller has taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by Buyer in writing, Seller shall describe the Default or Event of Default and provide the date of the related waiver.]

Indebtedness. All Indebtedness (other than Indebtedness evidenced by the Agreement) of

Seller existing on the date hereof is listed on the schedules attached hereto.

Hedging. An accurate and true summary of all Interest Rate Protection Agreements entered into or maintained by Seller during the most recent calendar month end and all preceding months has been provided to Buyer (unless Buyer gives notice to Seller that such summary is not required); and any documentation related to such Interest Rate Protection Agreements as required by the Manual and such other documents requested by Buyer has been provided to
Buyer.

Distributions. Seller has not pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller, if an Event of Default has occurred and is continuing, or the payment of a distribution would cause, or would be likely to cause, a violation of a Financial Covenant herein.

Notifications. The total amount of any outstanding repurchase requests, demands and indemnification requests from Seller’s secondary market investors, including any Takeout Investors or any Governmental Authority or Agency, is listed on the schedule attached hereto. Seller has not received any repurchase requests, demands or indemnification requests from its secondary market investors, including any Takeout Investors or any Governmental Authority or Agency, since the date of Seller’s immediately preceding Officer’s Compliance Certificate delivered to Buyer, and does not believe it is reasonably likely to receive any such requests or demands, except as set forth in reasonable detail on the schedule attached hereto. Seller has not received any suspension notices or termination notices from its secondary market investors, including any Takeout Investors or any Governmental Authority or Agency, and it is not reasonably likely that Seller will receive any such requests or demands, except as set forth in reasonable detail on the schedule attached hereto.

Other Notices. Seller has notified Buyer of any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to Seller or Servicer, including, without limitation, any claims of predatory lending or any early payment default, buy-back, repurchase or similar requests.

IN WITNESS WHEREOF, I have set my hand this     day of     ,     .

By: Name: Title: